Exhibit 99.1

Raymond James & Associates, Inc.

Rule 10b5-1 Sales Trading Plan

(Non-discretionary Plan-Option Shares Only)

Use this version of the Sales Plan if the seller wishes to indicate the amount, price and date of stock sales with such specificity that Raymond James will not have any discretion over how, when and whether to sell stock (other than the discretion inherent in applying ordinary principles of best execution).

Michael R. Stanford (“Seller”) hereby adopts this Sales Plan dated March 29th , 2007_ (“Sales Plan”) between Seller and Raymond James & Associates, Inc. (“Raymond James”), acting as agent.

Recital

This Sales Plan is being entered into between Seller and Raymond James to establish a trading plan for Seller that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Seller is establishing this Sales Plan to dispose of all or a portion of Seller’s holdings of the First State Bancorporation (FSNM), par value $1.00 per share(the “Stock”), of First State Bancorporation (the “Issuer”), including Stock that Seller has the right to acquire under the outstanding stock options issued by the Issuer listed on Schedule A hereto (the “Options”).

A. Implementation of the Plan

1.	Seller hereby appoints Raymond James to sell shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Raymond James hereby accepts such appointment.

2.	Raymond James is authorized to begin selling Stock pursuant to this Sales Plan on April 5th , 2007 (which shall be no earlier than 7 days from the date this Sales Plan is adopted) and shall cease selling Stock on the earliest to occur of the date on which Raymond James receives notice of the death of Seller, as soon as reasonably practical after learning that the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock, the date of public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is exchanged or converted into shares of another company, the date on which Raymond James receives notice of the commencement of any proceedings in respect of or triggered by Seller’s bankruptcy or insolvency and (specify one or more occurrences that will mark the last day on which sales may occur):

☒ __July 24,_, 2007; and

☐ the date that an aggregate of              shares of Stock are sold pursuant to this Sales Plan; and

☒ the date that the aggregate proceeds of sales pursuant to this Sales Plan (after deducting commissions and other expenses of sale and exercise prices, withholding taxes and other expenses of exercise) reaches $740,000._

(the “Plan Sales Period”).

3.	(a) Raymond James shall sell the Daily Sale Amount (as defined below) for the account of Seller on each Sale Day (as defined below), subject to the following restrictions, if desired:

☒ Raymond James shall not sell any shares of Stock pursuant to this Sales Plan at a price of less than $21.00_per share (before deducting commissions and other expenses of sale) (the “Minimum Sale Price”).

☐ (insert other restrictions, if any)             .

(b) A “Sale Day” is (specify the days on which Raymond James is to sell Stock, e.g., “each Trading Day,” “the first Monday of each month” or “the first Trading Day immediately succeeding any period of five consecutive Trading Days during which the market price of the Stock on each Trading Day was equal to or greater than $25”)              during the Plan Sales Period, provided that if any Sale Day is not a Trading Day, such Sale Day shall be deemed to fall on the next succeeding Trading Day. A “Trading Day” is any day during the Plan Sales Period that the [name of principal market or exchange for the Stock] (the “Principal Market”) is open for business and the Stock trades regular way on the Principal Market.

(c) The “Daily Sale Amount” for any Sale Day shall be (please check the applicable box to indicate the amount of Stock that Raymond James is to sell on each Sale Day):

☐              shares of Stock.

☐ an amount of Stock resulting in aggregate proceeds (after deducting commissions and other expenses of sale and exercise prices, withholding taxes and other expenses of exercise) of $            .

X determined in accordance with the following formula:

All 60,000 options are exercised prior to their expiration on 07/25/2007 pursuant to the 1997 Non-Qualified Stock Option Grant. 1

☐ the amount set forth on the grid below opposite the per share price range that corresponds to the reported price of the opening reported market transaction in the Stock on such Sale Day.

Reported Price of Opening Reported Market Transaction in the Stock	Daily Sale Amount
If the price is below $
If the price is between $ and $
If the price is between $ and $
If the price is above $

(d) Subject to the restrictions set forth in paragraph A.3(a) above, Raymond James shall sell the Daily Sale Amount on each Sale Day under ordinary principles of best execution at the then-prevailing market price.

(e) If, consistent with ordinary principles of best execution or for any other reason, Raymond James cannot sell the Daily Sale Amount on any Sale Day, then (select one):

☐ the amount of such shortfall may be sold as soon as practicable on the immediately succeeding Trading Day under ordinary principles of best execution; provided that in no event may the amount of the shortfall for any such Sale Day be sold later than the fourth business day after such Sale Day.

☐ Raymond James’s obligation to sell Stock on such Sale Day pursuant to this Sales Plan shall be deemed to have been satisfied.

Nevertheless, if any such shortfall exists after the close of trading on the last Trading Day of the Plan Sales Period, Raymond James’s authority to sell such shares for the account of Seller under this Sales Plan shall terminate.

(f) The Daily Sale Amount and the Minimum Sale Price, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Sales Period.

4.	Raymond James shall not sell Stock hereunder at any time when:

(i)	Raymond James, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity has occurred; or

(ii)	Raymond James, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller’s affiliates (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or the Stock); or

(iii)	Raymond James has received notice from the Issuer or Seller of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto; or

(iv)	Raymond James has received notice from Seller to terminate the plan in accordance with paragraph C.1 below.

5.	(a) Seller has made appropriate arrangements with the Issuer and its transfer agent and stock plan administrator to permit Raymond James to furnish notice to the Issuer of the exercise of the Options and to have underlying shares delivered to Raymond James as necessary to effect sales under this Sales Plan. Seller hereby authorizes Raymond James to serve as Seller’s agent and attorney-in-fact and, in accordance with the terms of this Sales Plan, to exercise the Options. Nonetheless, Seller agrees to complete, execute and deliver to Raymond James Stock Option Cashless Exercise Forms, in the form attached hereto as Exhibit B, for the exercise of Options pursuant to this Sales Plan at such times and in such numbers as Raymond James shall request. Stock received upon exercise of Options shall be delivered to an account at Raymond James in the name of and for the benefit of Seller (the “Plan Account”).

(b) On each day that sales are to be made under this Sales Plan, Raymond James shall exercise a sufficient number of Options to effect such sales in the manner specified below:

☐ exercise first those Options with the earliest expiration date.

☐ exercise first those Options with the lowest exercise price.

☐(insert other direction)             .

[1]	This formula, together with the other provisions of this Section 3, must identify the amount, price and date of sales with the specificity required by Rule 10b5-1(c)(1)(i)(B)(2).

Raymond James shall in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than the market price of the Stock.

(c) Raymond James shall, in connection with the exercise of Options, remit to the Issuer the exercise price thereof along with such amounts as the Issuer may claim is necessary to satisfy withholding obligations. These amounts shall be deducted from the proceeds of sale of the Stock, together with interest thereon computed in accordance with Raymond James’s customary practices.

(d) To the extent that any Stock remains in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, Raymond James agrees to return such Stock promptly to the Seller.

6.	Raymond James shall in no event effect any sale under this Sales Plan if the Stock to be sold is not underlying an Option that is exercised in accordance with the terms of this Sales Plan on the day of such sale.

7.	Raymond James may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.

B. Seller’s Representations, Warranties and Covenants. Seller hereby represents, warrants and covenants that:

1.	Seller is not aware of any material nonpublic information concerning the Issuer or its securities. Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

2.	The securities to be sold under this Sales Plan are owned free and clear by Seller [(subject, in the case of shares underlying Options, only to the compliance by Seller with the exercise provisions of such Options)] and are not subject to any liens, security interests or other encumbrances or limitations on disposition other than those imposed by Rules 144 or 145 under the Securities Act of 1933, as amended (the “Securities Act”).

3.	While this Sales Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan and agrees, except as expressly permitted herein, not to alter or deviate from the terms of this Sales Plan.

4.	(a) Seller has provided Raymond James with a certificate dated as of the date hereof signed by the Issuer substantially in the form of Exhibit A hereto.

(b) Seller agrees to notify Raymond James’s compliance office by telephone at the number set forth in paragraph F.5 below as soon as practicable if Seller becomes aware of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto. Such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Raymond James. Such notice shall be in addition to the notice required to be given to Raymond James by the Issuer pursuant to the certificate set forth as Exhibit A hereto.

5.	The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any of Seller’s affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller or Seller’s affiliates.

6.	Seller agrees that until this Sales Plan has been terminated as permitted herein Seller shall not (i) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer, financial institution or other party (each, a “Financial Institution”), (ii) instruct another Financial Institution to purchase or sell Stock or (iii) adopt a plan for trading with respect to Stock other than this Sales Plan.

7.	Seller agrees that it shall not, directly or indirectly, communicate any material nonpublic information relating to the Stock or the Issuer to any employee of Raymond James or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect.

8.	Seller agrees that Seller shall at all times during the Plan Sales Period (as defined below), in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

9.	[(a) Seller represents and warrants that the Stock to be sold pursuant to this Sales Plan is currently eligible for sale under Rule 144 or 145.

(b) Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144.

(c) Seller agrees to complete, execute and deliver to Raymond James Forms 144 for the sales to be effected under this Sales Plan at such times and in such numbers as Raymond James shall request, and Raymond James agrees to file such Forms 144 on behalf of Seller as required by applicable law. Seller understands and agrees that Raymond James shall make one Form 144 filing at the beginning of each three-month period commencing upon the first Sale Day under this Sales Plan.2

(d) Seller hereby grants Raymond James a power of attorney to complete and/or file on behalf of Seller any required Forms 144. Notwithstanding such power of attorney, Seller acknowledges that Raymond James shall have no obligation to complete or file Forms 144 on behalf of Seller except as set forth in subparagraph (c).

[2]

The Seller's representation on the Forms 144 regarding Seller's knowledge of material information regarding the Issuer may be made as of the date this Sales Plan is adopted. The "Remarks" section of each Form 144 should state that the sale is being made pursuant to a previously adopted plan intended to comply with Rule 10b5-1(c) and indicate the date the Sales Plan was adopted and that the representation is made as of such date.

(e) Raymond James agrees to conduct all sales pursuant to this Sales Plan in accordance with the manner of sale requirement of Rule 144 of the Securities Act and in no event shall Raymond James effect any sale if such sale would exceed the then-applicable amount limitation under Rule 144, assuming Raymond James’s sales pursuant to this Sales Plan are the only sales subject to that limitation.3

10.	Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Sales Plan.

11.	Raymond James may sell Stock on any national securities exchange, in the over the counter market, on an automated trading system or otherwise. Raymond James or one of its affiliates may make a market in the Stock and may act as principal in executing sales under the Trading Plan. To the extent that Raymond James administers other trading plans relating to Issuer’s securities, Raymond James may aggregate orders for Seller with orders under other sellers’ trading plans for execution in a block and allocate each execution on a pro rata basis to each seller. In the event of partial execution of block orders, Raymond James shall allocate the proceeds of all Stock actually sold on a particular day pursuant to all Rule 10b5-1 trading plans concerning issuer’s securities that Raymond James manages pro rata based on the ratio of (x) the number of shares to be sold pursuant to the order instructions of each Trading Plan to (y) the total number of shares to be sold under all Trading Plans having the same type of order instructions.

C. Termination

1.	This Sales Plan may not be terminated prior to the end of the Plan Sales Period, except that:

(i)	it may be terminated at any time by written notice from Seller received by Raymond James’s compliance office at the address or fax number set forth in paragraph F.5 below for any reason as long as such termination is made in good faith and not as part of a plan or scheme to evade the insider trading rules and Seller represents that to Raymond James in such notice; with reasons for a permitted termination including where legal or regulatory restrictions applicable to Seller or Seller’s affiliates (other than any such restrictions relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or the Stock) would prevent Raymond James from selling Stock for Seller’s account during the Plan Sales Period, and

(ii)	it may be suspended or, at Raymond James’s option, terminated if Raymond James has received notice from the Issuer of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto.

D. Indemnification; Limitation of Liability

1.	(a) Seller agrees to indemnify and hold harmless Raymond James and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Raymond James’s actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller’s representations and warranties hereunder) or any violation by Seller of applicable laws or regulations. This indemnification shall survive termination of this Sales Plan.

(b) Notwithstanding any other provision hereof, Raymond James shall not be liable to Seller for:

(i)	special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or

(ii)	any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

(c) Notwithstanding any other provision hereof, Raymond James shall not be liable to Seller for (i) the exercise of discretionary authority or discretionary control under this Trading Plan, if any, or (ii) any failure to effect a sale required by paragraph A, except for failures to effect sales as a result of the gross negligence or willful misconduct of Raymond James.

2.	Seller has consulted with Seller’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Raymond James or any person affiliated with Raymond James in connection with, Seller’s adoption and implementation of this Sales Plan.

3.	Seller acknowledges and agrees that in performing Seller’s obligations hereunder neither Raymond James nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller’s assets, or exercising any authority or control respecting management or disposition of Seller’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller’s assets. Without limiting the foregoing, Seller further acknowledges and agrees that neither Raymond James nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller’s assets.

E. Agreement to Arbitrate

The arbitration provisions of the Raymond James Client Agreement are incorporated by reference.

[3]	Include paragraph 9 if the Stock is to be sold under Rule 144 or 145.

F. General

1.	Seller shall pay Raymond James $0.15 per share of the Stock sold.

2.	Seller and Raymond James acknowledge and agree that this Sales Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

3.	This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supersedes any prior agreements or understandings with regard to the Sales Plan.

4.	This Sales Plan may be amended by Seller only upon the written consent of Raymond James and receipt by Raymond James of the following documents, each dated as of the date of such amendment:

(i) a representation signed by the Issuer substantially in the form of Exhibit A hereto, and

(ii) a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date.

5.	All notices to Raymond James under this Sales Plan shall be given to Raymond James’s compliance office in the manner specified by this Sales Plan by confirmed facsimile to (727) 567-5609 (attn: Equity Capital Markets Compliance Officer) or by certified mail to the address below:

Raymond James & Associates, Inc.

880 Carillon Parkway

Saint Petersburg, Florida 33716

Attn.: Equity Capital Markets Compliance Officer

6.	Seller’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Raymond James.

7.	This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.	If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

9.	This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.

NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH E.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

[Name of Seller]

/s/ Michael R. Stanford

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jeff Fordham
Name:	Jeff Fordham
Title:	Managing Director

SCHEDULE A

STOCK OPTIONS TO BE EXERCISED UNDER SALES PLAN

Number of Options	Designation	Strike Price	Expiration Date
60,000	7/25/1997 NQ Stock Opt Grant	$5.75 (adjusted for splits)	7/25/2007

EXHIBIT A

ISSUER REPRESENTATION

1. First State Bancorporation (the “Issuer”) represents that it has approved the Sales Plan dated March 29, 2007 (the “Sales Plan”) between Michael R. Stanford (“Seller”) and Raymond James & Associates, Inc. (“Raymond James”).

2. The sales to be made by Raymond James for the account of Seller pursuant to the Sales Plan will not violate the Issuer’s insider trading policies, and to the best of the Issuer’s knowledge there are no legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates as of the date of this representation that would prohibit either Seller from entering into the Sales Plan or any sale pursuant to the Sales Plan.

3. If, at any time during the Plan Sales Period, the Issuer becomes aware of legal, contractual or regulatory restriction that is applicable to Seller or Seller’s affiliates would prohibit any sale pursuant to the Sales Plan (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or its securities), the Issuer agrees to give Raymond James’s compliance office notice of such restriction by telephone as soon as practicable. Such notice shall be made to the Equity Capital Markets Compliance Officer at (727) 567-2648 and shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller. In any event, the Issuer shall not communicate any material nonpublic information about the Issuer or its securities to Raymond James.

4. The Issuer acknowledges that Seller has authorized Raymond James to serve as Seller’s agent and attorney-in-fact to exercise certain options to purchase the Stock from time to time pursuant to the Sales Plan. The Issuer agrees to accept, acknowledge and effect the exercise of such options by Raymond James and the delivery of the underlying Stock to Raymond James (free of any legend or statement restricting its transferability to a buyer) upon receipt of a completed Stock Option Cashless Exercise Form in the form attached to the Sales Plan as Exhibit B.

Dated: March 29, 2007

[First State Bancorporation]

By:	/s/ Marshall Martin
Name:	Marshall Martin
Title:	Corporate Counsel